5

                             AMENDED AND RESTATED
                        INVESTMENT ADVISORY AGREEMENT

      AGREEMENT  made as of the  1st  day of  January,  2005,  by and  between
OPPENHEIMER   CALIFORNIA  MUNICIPAL  FUND  (hereinafter  referred  to  as  the
"Fund"), and OPPENHEIMERFUNDS, INC. (hereinafter referred to as "OFI").

      WHEREAS,  the Fund is an  open-end,  non-diversified  series  investment company  registered as such with the Securities and Exchange  Commission  (the
"Commission")  pursuant to the Investment Company Act of 1940 (the "Investment
Company Act"), and OFI is a registered investment adviser;

      WHEREAS,  this  Agreement  amends and restates the  Investment  Advisory
Agreement dated October 22, 1990, by and between the Fund and OFI;

      NOW,  THEREFORE,  in  consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.    General Provision.

      The Fund  hereby  employs  OFI and OFI hereby  undertakes  to act as the investment  adviser of the Fund and to perform for the Fund such other  duties and functions as are  hereinafter set forth.  OFI shall, in all matters,  give to the Fund and its  Board  of  Trustees  the  benefit  of its best  judgment, effort,  advice and  recommendations  and shall,  at all times conform to, and use its best  efforts to enable the Fund to conform to (i) the  provisions  of the Investment Company Act and any rules or regulations  thereunder;  (ii) any other  applicable  provisions of state or federal law; (iii) the provisions of the  Declaration  of Trust and  By-Laws  of the Fund as  amended  from time to time; (iv) policies and  determinations  of the Board of Trustees of the Fund;
(v) the  fundamental  policies  and  investment  restrictions  of the  Fund as reflected in its  registration  statement under the Investment  Company Act or
as  such   policies  may,  from  time  to  time,  be  amended  by  the  Fund's shareholders;  and (vi) the Prospectus and Statement of Additional Information
of the  Fund in  effect  from  time to  time.  The  appropriate  officers  and employees of OFI shall be available upon  reasonable  notice for  consultation with any of the  Trustees and officers of the Fund with respect to any matters dealing with the business and affairs of the Fund  including  the valuation of portfolio  securities of the Fund which  securities  are either not registered for public sale or not traded on any securities market.

2.    Investment Management.

      (a) OFI shall,  subject to the direction and control by the Fund's Board of Trustees,  (i) regularly provide  investment advice and  recommendations to the  Fund  with  respect  to its  investments,  investment  policies  and  the purchase and sale of securities;  (ii) supervise  continuously  the investment program of the Fund and the  composition  of its portfolio and determine  what securities shall be purchased or sold by the Fund; and (iii) arrange,  subject to the  provisions of paragraph 7 hereof,  for the purchase of securities  and other  investments  for  the  Fund  and  the  sale  of  securities  and  other investments held in the Fund's portfolio.

      (b)   Provided   that  the  Fund  shall  not  be  required  to  pay  any
compensation  other  than as  provided  by the  terms  of this  Agreement  and subject to the  provisions  of paragraph 7 hereof,  OFI may obtain  investment
information,   research  or  assistance   from  any  other  person,   firm  or
corporation  to  supplement,   update  or  otherwise  improve  its  investment
management services.

      (c)  Provided  that  nothing  herein shall be deemed to protect OFI from willful  misfeasance,  bad faith or gross negligence in the performance of its duties,  or  reckless  disregard  of its  obligations  and  duties  under this
Agreement,  OFI shall not be liable for any loss  sustained  by reason of good faith  errors or  omissions  in  connection  with any  matters  to which  this
Agreement relates.

      (d) Nothing in this Agreement  shall prevent OFI or any officer  thereof from acting as investment  adviser for any other person,  firm or  corporation and  shall  not in any way  limit  or  restrict  OFI or any of its  directors, officers,  stockholders  or  employees  from  buying,  selling or trading  any securities  for its or their own account or for the account of others for whom it or they may be acting,  provided  that such  activities  will not adversely affect  or  otherwise  impair  the  performance  by  OFI  of  its  duties  and obligations under this Agreement.

3.    Other Duties of OFI.

      OFI shall,  at its own expense,  provide and supervise the activities of all  administrative  and  clerical  personnel  as shall be required to provide effective  corporate  administration  for the Fund,  including the compilation and  maintenance  of  such  records  with  respect  to its  operations  as may reasonably  be  required;  the  preparation  and filing of such  reports  with respect  thereto  as shall  be  required  by the  Commission;  composition  of periodic reports with respect to operations of the Fund for its  shareholders;
composition of proxy  materials for meetings of the Fund's  shareholders,  and the composition of such registration  statements as may be required by federal securities  and state laws for  continuous  public sale of shares of the Fund.
OFI shall,  at its own cost and expense,  also provide the Fund with  adequate office  space,  facilities  and  equipment.  OFI  shall,  at its own  expense, provide officers for the Fund as the Fund's Board may request.

4.    Allocation of Expenses.

      All other costs and  expenses of the Fund not  expressly  assumed by OFI under this  Agreement,  or to be paid by the  Distributor of the shares of the
Fund,  shall be paid by the Fund,  including,  but not limited to (i) interest and taxes; (ii) brokerage  commissions;  (iii) insurance premiums for fidelity and  other  coverage  requisite  to  its  operations;  (iv)  compensation  and expenses of its trustees other than those  associated or affiliated  with OFI;
(v) legal and audit  expenses;  (vi)  custodian  and  transfer  agent fees and expenses;  (vii)  expenses  incident to the  redemption of its shares;  (viii)
expenses  incident to the issuance of its shares against  payment  therefor by or on behalf of the subscribers  thereto;  (ix) fees and expenses,  other than as hereinabove provided,  incident to the registration under federal and state securities  laws of  shares  of the Fund for  public  sale;  (x)  expenses  of printing and mailing  reports,  notices and proxy materials to shareholders of the  Fund;  (xi)  except as noted  above,  all other  expenses  incidental  to holding  meetings  of the Fund's  shareholders;  and (xii) such  extraordinary non-recurring expenses as may arise, including litigation,  affecting the Fund and any legal  obligation  which the Fund may have to  indemnify  its officers and  trustees  with respect  thereto.  Any officers or employees of OFI or any entity  controlling,  controlled by or under common  control with OFI, who may also serve as  officers,  trustees or  employees of the Fund shall not receive any compensation from the Fund for their services.

5.    Compensation of OFI.

      The  Fund   agrees  to  pay  OFI  and  OFI  agrees  to  accept  as  full compensation  for the  performance  of all functions and duties on its part to be  performed  pursuant  to  the  provisions  hereof,  a fee  computed  on the aggregate  net asset  value of the Fund as of the close of each  business  day and payable monthly at the following annual rates:

            .60%  of the first $200 million of net assets;
            .55%  of the next $100 million;
            .50%  of the next $200 million;
            .45%  of the next $250 million;
            .40% of the next $250 million; and
            .35%  of the net assets in excess of $1 billion.

6.    Use of Name "Oppenheimer."

      OFI hereby grants to the Fund a royalty-free,  non-exclusive  license to use the name  "Oppenheimer"  in the name of the Fund for the  duration of this
Agreement and any extensions or renewals  thereof.  To the extent necessary to protect  OFI's rights to the name  "Oppenheimer"  under  applicable  law, such license  shall  allow the  Manager to inspect  and,  subject to control by the
Fund's Board,  control the nature and quality of services  offered by the Fund under such name and may, upon termination of this Agreement,  be terminated by
OFI,  in which  event the Fund  shall  promptly  take  whatever  action may be necessary  to  change  its name and the name of the Fund and  discontinue  any further use of the name  "Oppenheimer"  in the name of the Fund or  otherwise.
The  name  "Oppenheimer"  may be used  by OFI in  connection  with  any of its activities, or licensed by OFI to any other party.

7.    Portfolio Transaction and Brokerage.

      (a) OFI is authorized,  in arranging the purchase and sale of the Fund's portfolio  securities,  to employ or deal with such members of  securities  or commodities  exchanges,  brokers  or dealers  (hereinafter  "broker-dealers"), including  "affiliated"  broker-dealers,  as  that  term  is  defined  in  the
Investment Company Act, as may, in its best judgment,  implement the policy of the Fund to obtain, at reasonable  expense,  the "best execution"  (prompt and reliable  execution at the most favorable  security  price  obtainable) of the
Fund's  portfolio  transactions  as well as to  obtain,  consistent  with  the provisions  of  subparagraph  (c) of this  paragraph  7, the  benefit  of such investment  information  or research as will be of  significant  assistance to the performance by OFI of its investment management functions.

      (b) OFI shall  select  broker-dealers  to effect  the  Fund's  portfolio transactions  on the basis of its  estimate  of their  ability to obtain  best execution of particular and related portfolio  transactions.  The abilities of
a   broker-dealer   to  obtain  best   execution   of   particular   portfolio
transaction(s)  will be judged by OFI on the basis of all relevant factors and considerations  including,  insofar as feasible,  the  execution  capabilities required by the  transaction or  transactions;  the ability and willingness of
the   broker-dealer  to  facilitate  the  Fund's  portfolio   transactions  by
participating  therein  for its own  account;  the  importance  to the Fund of
speed,   efficiency   or   confidentiality;   the   broker-dealer's   apparent
familiarity  with  sources  from or to whom  particular  securities  might  be purchased or sold; as well as any other  matters  relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

       (c)  OFI  shall  have  discretion,  in the  interest  of the  Fund,  to allocate  brokerage on the Fund's  portfolio  transactions to  broker-dealers, other than  affiliated  broker-dealers,  qualified to obtain best execution of such  transactions  who provide  brokerage  and/or research  services (as such services  are defined in Section  28(e)(3) of the  Securities  Exchange Act of
1934) for the Fund  and/or  other  accounts  for  which OFI or its  affiliates exercise "investment  discretion" (as that term is defined in Section 3(a)(35)
of the  Securities  Exchange  Act of 1934)  and to cause  the Fund to pay such broker-dealers  a commission  for  effecting a portfolio  transaction  for the
Fund that is in  excess of the  amount  of  commission  another  broker-dealer adequately  qualified  to effect  such  transaction  would  have  charged  for effecting  that  transaction,  if OFI  determines,  in good  faith,  that such commission  is  reasonable  in relation to the value of the  brokerage  and/or research  services provided by such  broker-dealer,  viewed in terms of either that  particular  transaction  or the overall  responsibilities  of OFI or its affiliates  with respect to the accounts as to which they exercise  investment discretion. In reaching such determination,  OFI will not be required to place or attempt to place a specific  dollar value on the brokerage  and/or research services  provided or being provided by such  broker-dealer.  In demonstrating that such  determinations  were made in good  faith,  OFI shall be prepared to show that all  commissions  were allocated for purposes  contemplated  by this
Agreement   and  that  the  total   commissions   paid  by  the  Fund  over  a
representative  period  selected by the Fund's  trustees  were  reasonable  in relation to the benefits to the Fund.

       (d) OFI shall have no duty or  obligation  to seek advance  competitive bidding for the most favorable  commission  rate  applicable to any particular portfolio  transactions  or to select  any  broker-dealer  on the basis of its purported or "posted"  commission  rate but will,  to the best of its ability, endeavor  to be  aware  of the  current  level  of  the  charges  of  eligible broker-dealers  and to minimize the expense incurred by the Fund for effecting its portfolio  transactions  to the extent  consistent  with the interests and policies  of the Fund as  established  by the  determinations  of its Board of
Trustees of the Fund and the provisions of this paragraph 7.

      (e)   The Fund recognizes  that an affiliated  broker (i) may act as one of the Fund's  regular  brokers so long as it is lawful for it so to act; (ii)
may be a major recipient of brokerage  commissions paid by the Fund; and (iii)
may effect portfolio  transactions for the Fund only if the commissions,  fees or other  remuneration  received  or to be received  by it are  determined  in accordance  with  procedures  contemplated  by any rule,  regulation  or order adopted  under the  Investment  Company Act for  determining  the  permissible level of such commissions.

8.    Duration.

      This  Agreement  will  take  effect on the date  first set forth  above.
Unless  earlier  terminated  pursuant to paragraph 10 hereof,  this  Agreement shall remain in effect from year to year,  so long as such  continuance  shall be approved at least  annually by the Fund's Board of Trustees,  including the vote of the  majority of the  trustees of the Fund who are not parties to this
Agreement or "interested  persons" (as defined in the Investment  Company Act)
of any such  party  cast in person  at a meeting  called  for the  purpose  of voting on such approval,  or by the holders of a "majority" (as defined in the
Investment  Company Act) of the outstanding  voting securities of the Fund and by such a vote of the Fund's Board of Trustees.

9.    Disclaimer of Shareholder Liability.

      OFI  understands  and agrees that the obligations of the Fund under this
Agreement  are not  binding  upon  any  Trustee  or  shareholder  of the  Fund personally,  but bind only the Fund and the Fund's  property;  OFI  represents that it has notice of the  provisions of the  Declaration of Trust of the Fund disclaiming shareholder liability for acts or obligations of the Fund.

10.   Termination.

      This Agreement may be terminated (i) by OFI at any time without  penalty upon giving the Fund sixty days'  written  notice  (which notice may be waived by the  Fund);  or (ii) by the Fund at any time  without  penalty  upon  sixty days' written  notice to OFI (which notice may be waived by OFI) provided that such  termination  by the Fund shall be  directed or approved by the vote of a majority  of all of the  trustees of the Fund then in office or by the vote of the holders of a "majority" of the outstanding  voting  securities of the Fund
(as defined in the Investment Company Act).

11.   Assignment or Amendment.

      This  Agreement may not be amended or the rights of OFI hereunder  sold, transferred,  pledged  or  otherwise  in any  manner  encumbered  without  the affirmative  vote or written  consent of the holders of the  "majority" of the outstanding voting securities of the Fund. This Agreement shall  automatically and immediately  terminate in the event of its "assignment," as defined in the
Investment Company Act.

12.   Definitions.

      The terms and  provisions of this  Agreement  shall be  interpreted  and defined in a manner  consistent  with the  provisions  and  definitions of the
Investment Company Act.

                                    Oppenheimer California Municipal Fund

                              By:   /s/Robert G. Zack
                                    ------------------------------------
                                    Robert G. Zack
                                    Secretary

                                    OppenheimerFunds, Inc.

                              By:   /s/John V. Murphy
                                    ------------------------------------
                                    John V. Murphy
                                    Chairman,   President  &  Chief  Executive
                                    Officer